                                                                     EXHIBIT 3.3

                                  AMENDMENT TO
                                  ------------
                             STOCKHOLDERS AGREEMENT
                             ----------------------

     THIS AMENDMENT TO STOCKHOLDERS AGREEMENT (the "Amendment") is made and entered into as of the 29th day of December 2000, by and among Holberg Industries. Inc., AP Holdings, Inc., Dosher Partners, L.P., Waverly Partners, L.P., SP Associates, and APCOA/Standard Parking, Inc.

     WHEREAS, the undersigned are parties to that certain Stockholders Agreement dated as of March 30, 1998 (the "Agreement"); and

     WHEREAS, the undersigned desire to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. For purposes of this Amendment, all capitalized terms used and not otherwise defined herein, shall have the meanings assigned to them in the Agreement.

2. Amendment. Subsection (b) of Section 6.2 of the Agreement is hereby deleted and replaced in its entirety by the following:

          "(b) For purposes of this Section, the "Price" of any Share, as of any date, shall be the quotient of (i)(I) the product of (A) 10.5 and (B) the earnings before interest expense and interest income, taxes, depreciation and amortization of the Company as reflected in the Company's consolidated financial statements prepared consistently in accordance with past practice for the most recent twelve- calendar-month period less (II) the amount of all consolidated debt (including capital lease obligations, but excluding trade payables) and preferred stock and minority interests of the Company at the end of such twelve-calendar-month period plus (III) the amount of cash and cash equivalents of the Company as of the end of the twelve-month period described in (I) in excess of the amount of such cash and cash equivalents normally held by the Company (which it is agreed shall be the amount of cash recorded on the financial records of the Company on the last day of such 12-month period, adding back any outstanding check balances which remain as credits in the cash accounts on the financial records of the Company and subtracting the revenues of the Company for the final three business days of such 12-month period for locations that deposit and record cash into cash accounts on the financial records of the Company), plus (IV) the net cash proceeds which would be received by the Company as of the relevant date of determination in respect of the issuance of Shares issuable in respect of securities convertible into or exercisable or exchangeable for Shares, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Shares or securities convertible into or exercisable or exchangeable for Shares, if all such securities, rights, options, warrants were converted, exercised or exchanged as of such date, plus (V) the difference between (x) the aggregate amount of cash payments made by the Company to or for the benefit of Holberg and its Affiliates from and after the Closing Date through and including the relevant date of determination and (y) the aggregate amount of cash payments made by Holberg and its affiliates to or for the benefit of the Company as of such date (all such payments in (x) and (y) above "Related Party Payments") plus interest on such Related Party Payments at the prime rate adjusted monthly per annum, plus (VI) the product of (A) the net operating loss of the Company for federal income tax purposes that, pursuant to the provisions of the Internal Revenue Code of 1986, as amended (or any successor federal tax statute) (the "Code"), is available for carryforward at the end of the twelve-month period described in (I) and (B) 28%, divided by the (ii) the number of Fully Diluted Shares as of such date."

3. Schedule of Related Party Payments. The parties hereto agree and acknowledge that Schedule A, attached hereto and made a part of this Amendment, is a complete and accurate schedule of all Related Party Payments as of September 30, 2000.

4. Force and Effect. Except to the extent modified by this Amendment, all of the terms and provisions of the Agreement shall be unaffected and shall remain in full force and effect. This Amendment shall be deemed part of, and construed in accordance with the Agreement.

5. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

HOLBERG INDUSTRIES, INC., a Delaware
corporation

By:
   --------------------------
Its:
    -------------------------

AP HOLDINGS, INC., a Delaware corporation

By:  /s/ John Holten
   --------------------------
     John Holten
     Chairman
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DOSHER PARTNERS, L.P., a Delaware
limited partnership

By:
   --------------------------
Myron C. Warsbauer
General Partner

WAVERLY PARTNERS, L.P., an Illinois
limited partnership

By:
   --------------------------
   Myron C. Warshauer
   General Partner

SP ASSOCIATES

By: SP MANAGERS, L.P., its Managing
    Partner

By: STANDARD MANAGERS, INC., its
    General Partner

By:
   --------------------------
Its:
    -------------------------

APCOA/Standard Parking, Inc., a Delaware corporation

By:
   --------------------------
   James A. Wilhelm
   President
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DOSHER PARTNERS, L.P., a Delaware
limited partnership

By:
   --------------------------
   Myron C. Warshauer
   General Partner

WAVERLY PARTNERS, L.P., an Illinois
limited partnership

By: /s/ Myron C. Warshauer
   --------------------------
   Myron C. Warshauer
   General Partner

SP ASSOCIATES

By: SP MANAGERS, L.P., its Managing
    Partner

By: STANDARD MANAGERS, INC., its
    General Partner

By:
   --------------------------
Its:
    -------------------------

APCOA/Standard Parking, Inc., a Delaware corporation

By: /s/ James A. Wilhelm
   --------------------------
   James A. Wilhelm
   President